Exhibit 10.8

AMENDMENT NO. 1 TO THE PETROHAWK ENERGY CORPORATION

SECOND AMENDED AND RESTATED 2004 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

The first sentence in Section V of the Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan (the “Plan”) is hereby deleted in its entirety and replaced with the following:

“The aggregate number of shares of Restricted Stock, shares of Incentive Stock and Shares which may be issued under Stock Options granted under the Plan shall not exceed 600,000.”

This Amendment No. 1 to the Plan effective this 12th day of July, 2006.

Petrohawk Energy Corporation

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	President, Chief Executive Officer and Chairman of the Board